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EXHIBIT 21                                   PGI INCORPORATED                                  PAGE 1 OF 1
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                                               SUBSIDIARIES
                                               ------------
                                       State of Incorporation        Relationship
                                       ----------------------        ------------
Sugarmill Woods, Inc.                  Florida                       Wholly owned <F1>
Sugarmill Woods Management, Inc.       Florida                       Wholly owned <F1>
Deep Creek Utilities, Inc.             Florida                       Wholly owned <F1>
Southern Woods, Incorporated           Florida                       Wholly owned by Sugarmill Woods, Inc.
Burnt Store Marina, Inc.               Florida                       Wholly owned <F1>
Punta Gorda Isles Sales, Inc.          Florida                       Wholly owned <F1>
Burnt Store Utilities, Inc.            Florida                       Wholly owned <F1>
Gulf Coast Credit Corporation          Florida                       Wholly owned <F1>
Sugarmill Woods Sales, Inc.            Florida                       Wholly owned by Sugarmill Woods, Inc.
Sugarmill Construction, Inc.           Florida                       Wholly owned by Sugarmill Woods, Inc.

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<F1>   Included in the Company's consolidated financial statements.

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